Exhibit 3.1 - Notice of Alteration

BRITISH COLUMBIA
BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

Notice of Alteration

FORM 11
BUSINESS CORPORATIONS ACT
Section 257

Filed Date and Time:	**June 4, 2014 10:03 AM Pacific Time**
Alteration Date and Time:	**Notice of Articles Altered on June 4, 2014 10:03 AM Pacific Time**

NOTICE OF ALTERATION

Incorporation Number:
BC0649186

Name of Company:
NEUROKINE PHARMACEUTICALS INC.

ALTERATION EFFECTIVE DATE:

The alteration is to take effect at the time that this application is filed with the Registrar.

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	COMMON Shares	Without Par Value Without Special Rights or Restrictions attached